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                                                                    EXHIBIT 23.1


                         INDEPENDENT AUDITORS' CONSENT

We hereby consent to the incorporation by reference in Amendment No. 1 to the Registration Statement (Registration No. 333-32353) of Houston Industries Incorporated on Form S-3 of our report dated February 21, 1997, appearing in the Annual Report on Form 10-K of Houston Industries Incorporated for the year ended December 31, 1996 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/s/ Deloitte & Touche LLP
--------------------------------
DELOITTE & TOUCHE LLP
Houston, Texas

July 30, 1997